Exhibit 99.2

Talis Biomedical Announces Appointment of Brian Blaser as President, Chief Executive Officer and Director

Veteran executive previously led Abbott's global diagnostics organization

Kim Popovits, interim chief executive officer, to resume role as Director on the Board of Talis

MENLO PARK, Calif. – November 15, 2021 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today announced the appointment of Brian Blaser to President, Chief Executive Officer and Director. Kim Popovits, currently serving as Interim Chief Executive Officer, will resume her role as Director on the Board of Talis. These changes will be effective December 1, 2021.

“Brian’s experience and track record in leading transformational strategies to launch innovative diagnostic products, drive commercial growth and scale global operations is ideal for the magnitude of our opportunity ahead,” said Ms. Popovits. “With the recent Emergency Use Authorization for our Talis One™ COVID-19 Test System, our experienced executive leadership and Brian’s industry expertise, we are well positioned to address a significant and growing unmet need in infectious disease testing.”

Mr. Blaser has more than 25 years of senior leadership experience in the in-vitro diagnostics industry, including 17 years at Abbott Laboratories. During his tenure at Abbott, Mr. Blaser most recently served as EVP of Diagnostics Products overseeing the company’s multi-billion-dollar global diagnostics organization, including its core laboratory, point of care, rapid diagnostics and molecular diagnostics businesses. Earlier in his career, Mr. Blaser held key leadership positions in operations, finance and engineering with the Ortho-Clinical Diagnostics division of Johnson & Johnson, Eastman Kodak and General Motors. He currently serves as an Executive Advisor to Water Street Healthcare Partners and as a Non-Executive Director on the board of Rockley Photonics. Mr. Blaser holds a Bachelor of Science in Mechanical Engineering Technology from the University of Dayton and a Master of Business Administration from the Rochester Institute of Technology.

“I am honored to lead Talis through this important phase of growth and believe we have a unique product and opportunity to make an enduring impact for infectious disease patients at the point of care,” said Mr. Blaser. “I look forward to working alongside the Talis employees, senior leadership team and Board to achieve the company’s bold mission and business objectives.”

About Talis Biomedical
Talis is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care.  The company plans to develop and commercialize innovative products on its sample-to-answer Talis One system to enable accurate, low cost, and rapid molecular testing.  The U.S. Food and Drug Administration (FDA) has granted Emergency Use Authorization (EUA) for use of the Talis One COVID-19 Test System in a variety of healthcare settings. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to scale our operational and commercial capabilities; our ability to identify and hire a new CEO to lead the Company; and our ability to grow and expand our business. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407